Applied Digital Reports Fiscal First Quarter 2025 Results
DALLAS, TX – October 9, 2024 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for high-performance computing (“HPC”) applications, cloud services (“Cloud Services”), and data center hosting (“Data Center Hosting”), reported financial results for the fiscal first quarter ended August 31, 2024. The Company also provided an operational update.
Fiscal First Quarter 2025 Financial Highlights
•Revenues of $60.7 million, up 67% from the prior year period
•Net loss of $4.2 million
•Net loss per basic and diluted share of $0.03
•Adjusted net loss of $21.6 million, which was negatively impacted by $4.4 million of expenses associated with facilities and equipment that were not yet generating revenue
•Adjusted EBITDA of $20.0 million
•Adjusted net loss per diluted share of $0.15
Adjusted EBITDA, Adjusted Operating Loss, Adjusted Net Loss, and Adjusted Net Loss per Diluted Share are non-GAAP measures. A reconciliation of each of these Non-GAAP Measures to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States (“GAAP”) is set forth below. See “Reconciliation of GAAP to Non-GAAP Measures.”
Recent Operational Highlights
1.The Company announced on September 5, 2024 that it has entered into definitive agreements for a $160 million private placement financing priced at market, from a group of institutional and accredited investors, NVIDIA and Related Companies, the most prominent privately-owned real estate company and leader in complex infrastructure and data center development. This strategic financing underscores Applied Digital's position as a trusted pioneer in the accelerated compute space. The transaction closed on September 9, 2024.
2.The Company added two additional clusters to our Cloud Services Business, increasing the total to six clusters, each containing 1,024 GPUs.
Management Commentary
Wes Cummins, Chairman and CEO of Applied Digital commented: “After the close of the quarter, our balance sheet significantly improved due to strategic investments from a group of institutional and accredited investors, NVIDIA, and Related Companies. We sincerely appreciate the vote of confidence from our investors and look forward to deploying this capital into high-return projects in the digital infrastructure sector.
We have made significant strides in our key growth initiatives. We are finalizing a lease agreement with a U.S.-based hyperscaler for our 100 MW facility currently under construction. This state-of-the-art, 369,000+ square-foot facility is specifically designed for HPC applications, including artificial intelligence. Furthermore, we are in the design phase for two additional buildings at this location, which will increase the total capacity to 400 MW.
Our vision is to become a platform capable of building and operating multiple HPC data centers. This starts with our Ellendale campus and continues with three additional campuses we are actively marketing totaling

1.4 GW. To support this vision, we have added several industry veterans to our team and are already working on the design of our next two buildings, which will provide an additional 300 MW of capacity at our Ellendale HPC Campus. We are incredibly proud of the progress made this quarter and look forward to providing further updates as the year progresses.
Lastly, we are delighted to announce some executive changes to better position the Company for managing its rapidly expanding growth. David Rench will assume the role of Chief Administrative Officer and Saidal Mohmand will assume the role of Chief Financial Officer, with these changes to be effective Monday, October 14th."
Cloud Services Update
Applied Digital’s Cloud Services Business provides high-performance computing power for artificial intelligence and machine learning applications. During the three months ended August 31, 2024, we brought two clusters online contributing to the Company recognizing $25.9 million in revenues from the Cloud Services Business segment.
HPC Data Center Hosting Update
Applied Digital’s HPC Data Center Hosting Business designs, builds, and operates next-generation data centers, which are designed to provide massive computing power and support high-performance computing applications within a cost-effective model. During the prior fiscal year, the Company broke ground on its first 100 MW HPC facility in Ellendale, North Dakota. The new 369,000+ square-foot building will provide ultra-low-cost and highly efficient liquid-cooled infrastructure for HPC applications.
We are finalizing a lease agreement with a U.S.-based hyperscaler for our 100 MW facility currently under construction. Beyond this, we plan to bring an additional 300 MW online through two additional buildings, which are in the design stage, ultimately increasing Ellendale's total HPC capacity to 400 MW. We are also in advanced negotiations with traditional financing institutions to secure funding for these projects.
Data Center Hosting Update
Our Data Center Hosting Business operates data centers to provide energized space to crypto mining customers. As of August 31, 2024, our 106 MW facility in Jamestown, North Dakota and our 180 MW facility in Ellendale, North Dakota are operating at full capacity.
The sale of our Garden City, Texas hosting facility to Marathon was finalized in April 2024. On July 30, 2024 the conditional approval requirements related to the release of the escrowed funds from the sale were met, resulting in the release of the escrow funds to the Company totaling $25 million, which are included in gain on classification of held for sale on our unaudited condensed consolidated statements of operations.
Financial Results for Fiscal First Quarter 2025
Operating Results
Total revenues in the fiscal first quarter 2025 were $60.7 million, up 67% from the fiscal first quarter 2024. The increase in revenues was primarily driven by the Company recognizing revenue from its Cloud Services business segment due to the launch of the service at the end of the previous fiscal year.
Cost of revenues in the fiscal first quarter 2025 was $61.1 million compared to $25.2 million in the fiscal first quarter 2024. The increase was primarily driven by increases in depreciation and amortization expense and lease and related expenses, primarily driven by the growth in the business, as more facilities were energized compared to the fiscal first quarter of 2024. The increase in the cost of revenues was also attributable to higher personnel costs.
Selling, general and administrative expenses in the fiscal first quarter 2025 were $14.3 million compared to $16.2 million in the fiscal first quarter of 2024.
Net loss for the fiscal first quarter 2025 was $4.3 million, or $0.03 per basic and diluted share, based on a weighted average share count during the quarter of 149.0 million shares. This compares to a net loss of $11.5 million, or $0.11 per basic and diluted share, based on a weighted average share count of 100.5 million shares for the fiscal first quarter 2024.
Adjusted net loss, a non-GAAP measure, for the fiscal first quarter of 2025, was $21.6 million or adjusted net loss per basic and diluted share of $0.15, based on a weighted average share count during the quarter of approximately 149.0 million shares. This compares to an adjusted net loss, a non-GAAP financial measure, of $0.1 million, or $0.00 per basic and diluted share, for the fiscal first quarter of 2024 based on a weighted average share count during the quarter of approximately 100.5 million shares. Adjusted net loss was negatively impacted by $4.4 million of expenses associated with facilities and equipment that were not yet generating revenue.
Adjusted EBITDA, a non-GAAP financial measure, for the fiscal first quarter 2025 was $20.0 million compared to an Adjusted EBITDA of $9.9 million for the fiscal first quarter 2024. Despite the overall growth in this measure, Adjusted EBITDA was negatively impacted by $4.1 million of expenses associated with facilities that were not yet generating revenue.
Balance Sheet
We ended the fiscal first quarter 2025 with $86.6 million in cash, cash equivalents, and restricted cash, compared to $31.7 million as of the end of fiscal 2024, along with $143.6 million in debt, compared to $125.4 million as of the end of fiscal 2024.
Conference Call
Applied Digital will host a conference call today, October 9, 2024, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
U.S. dial-in number: 1-877-407-0792 International number: 1-201-689-8263 Conference ID: 13749090
The conference call will be broadcast live and will be available for replay here.
Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please contact Applied Digital’s investor relations team at 1-949-574-3860.
A replay of the call will be available after 8:00 p.m. Eastern Time on October 9, 2024 through October 23, 2024.
Toll-free replay number: 1-844-512-2921 International replay number: 1-412-317-6671 Conference ID: 13749090
Applied Digital Corporation (Nasdaq: APLD) designs, develops, and operates next-generation digital infrastructure across North America to provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing ("HPC") and Artificial Intelligence ("AI"). Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.
Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Use and Reconciliation of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations by providing perspective on results absent one-time or significant non-cash items. We utilize these measures in the business planning process to understand expected operating performance and to evaluate results against those expectations. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results regarding factors and trends affecting our business and provide a reasonable basis for comparing our ongoing results of operations.
These non-GAAP financial measures are provided as supplemental measures to the Company’s performance measures calculated in accordance with GAAP and therefore, are not intended to be considered in isolation or as a substitute for comparable GAAP measures. Further, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, we caution investors that the non-GAAP financial measures as used by us in this Quarterly Report on Form 10-Q have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Further, investors should be aware that when evaluating these non-GAAP financial measures, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, from time to time in the future there may be items that we may exclude for purposes of our non-GAAP financial measures and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of the adjustments to arrive at our non-GAAP financial measures. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate the Company’s business.

Change in Presentation
Beginning in the third quarter of 2024, the Company updated its presentation of non-GAAP measures. As a result of this updated presentation, the Company no longer excludes start-up costs as an adjustment to Operating loss, Net loss, or EBITDA in our calculation of Adjusted operating loss, Adjusted net loss attributable to Applied Digital Corporation, Adjusted net loss attributable to Applied Digital Corporation per diluted share, and Adjusted EBITDA. EBITDA, Adjusted EBITDA, Adjusted net loss attributable to Applied Digital Corporation, and Adjusted net loss attributable to Applied Digital Corporation per diluted share are non-GAAP measures and are defined below.
Adjusted Operating Loss, Adjusted Net Loss, and Adjusted Net Loss per Diluted Share
“Adjusted Operating Loss” and “Adjusted Net Loss” are non-GAAP financial measures that represent operating loss and net loss, respectively, excluding stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, non-recurring research and development expenses, gain on classification of held for sale, accelerated depreciation and amortization, loss on legal settlement, as well as other non-recurring expenses that Management believes are not representative of the Company’s expected ongoing costs. Adjusted Net Loss is Adjusted Operating Loss further adjusted for the losses associated with the abandonment of assets, changes in fair value of debt and loss on extinguishment of debt. We define “Adjusted Net Loss per Diluted Share” as Adjusted Net Loss divided by weighted average diluted share count.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, non-recurring research and development expenses, (gain)/loss on classification of held for sale, the losses associated with the abandonment of assets, changes in fair value of debt, debt extinguishment, as well as the loss on legal settlement and other non-recurring expenses that Management believes are not representative of the Company’s expected ongoing costs.
Investor Relations Contacts
Matt Glover or Ralf Esper
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact
Buffy Harakidas, EVP
JSA (Jaymie Scotto & Associates)
(856) 264-7827
jsa_applied@jsa.net

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value data)

	August 31, 2024	May 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$58,215	$3,339
Restricted cash	21,342	21,349
Accounts receivable	2,298	3,847
Prepaid expenses and other current assets	2,063	1,343
Current assets held for sale	192	384
Total current assets	84,110	30,262
Property and equipment, net	478,249	340,381
Operating lease right of use assets, net	147,148	153,611
Finance lease right of use assets, net	200,649	218,683
Other assets	27,576	19,930
TOTAL ASSETS	$937,732	762,867

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$140,264	$116,117
Accrued liabilities	26,723	26,282
Current portion of operating lease liability	22,393	21,705
Current portion of finance lease liability	112,079	107,683
Current portion of debt	6,892	10,082
Current portion of debt, at fair value	30,464	35,836
Customer deposits	13,676	13,819
Related party customer deposits	—	1,549
Deferred revenue	16,867	37,674
Related party deferred revenue	—	1,692
Due to customer	17,211	13,002
Other current liabilities	96	96
Total current liabilities	386,665	385,537
Long-term portion of operating lease liability	103,871	109,740
Long-term portion of finance lease liability	43,841	63,288
Long-term debt	106,227	79,472
Total liabilities	640,604	638,037
Commitments and contingencies (Note 11)
Temporary equity
Series E preferred stock, $0.001 par value, 2,000,000 shares authorized, 301,673 shares issued and outstanding at August 31, 2024, and no shares authorized, issued or outstanding at May 31, 2024	6,932	—
Series F preferred stock, 0.001 par value, 53,191 shares authorized, issued and outstanding at August 31, 2024, and no shares authorized, issued or outstanding at May 31, 2024	48,350	—
Stockholders' equity:
Common stock, $0.001 par value, 300,000,000 shares authorized, 162,471,048 shares issued and 157,438,246 shares outstanding at August 31, 2024, and 144,083,944 shares issued and 139,051,142 shares outstanding at May 31, 2024	162	144
Treasury stock, 5,032,802 shares at August 31, 2024 and 5,032,802 shares at May 31, 2024, at cost	(62)	(62)
Additional paid in capital	496,027	374,738
Accumulated deficit	(254,281)	(249,990)
Total stockholders’ equity attributable to Applied Digital Corporation	241,846	124,830
TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS' EQUITY	$937,732	762,867

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	August 31, 2024	August 31, 2023
Revenue:
Revenue	$58,778	$32,139
Related party revenue	1,926	4,184
Total revenue	60,704	36,323
Costs and expenses:
Cost of revenues	61,060	25,221
Selling, general and administrative (1)	14,341	16,170
Gain on classification of held for sale (2)	(24,808)	—
Loss on abandonment of assets	628	—
Loss from legal settlement	—	2,300
Total costs and expenses	51,221	43,691
Operating income (loss)	9,483	(7,368)
Interest expense, net (3)	7,308	2,133
Loss on change in fair value of debt	6,422	—
Loss on extinguishment of related party debt	—	2,353
Net loss before income tax expenses	(4,247)	(11,854)
Income tax expense (benefit)	—	—
Net loss	(4,247)	(11,854)
Net loss attributable to noncontrolling interest	—	(397)
Preferred dividends	(44)	—
Net loss attributable to Common Stockholders	$(4,291)	$(11,457)

Basic and diluted net loss per share attributable to Applied Digital Corporation	$(0.03)	$(0.11)
Basic and diluted weighted average number of shares outstanding	149,009,336	100,521,673
(1)Includes related party selling, general and administrative expense of $0.2 million and $0.3 million for the three months ended August 31, 2024 and August 31, 2023, respectively.
(2)Includes $25 million received in connection with the sale of our Garden City facility.
(3)Includes related party interest expense of $0.7 million for the three months ended August 31, 2023. There was no related party debt outstanding during the three months ended August 31, 2024 and as such, no interest expense was incurred related to related party debt.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Three Months Ended
	August 31, 2024	August 31, 2023
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(4,247)	$(11,854)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	34,316	7,860
Stock-based compensation	(2,919)	5,641
Lease expense	7,659	—
Loss on extinguishment of debt	—	2,353
Loss on legal settlement	—	2,300
Amortization of debt issuance costs	2,769	235
Gain on classification of held for sale	(24,808)	—
Loss on change in fair value of debt	6,422	—
Loss on abandonment of assets	628	173
Changes in operating assets and liabilities:
Accounts receivable	1,549	55
Prepaid expenses and other current assets	(721)	(205)
Customer deposits	(143)	—
Related party customer deposits	(1,549)	—
Deferred revenue	(20,807)	3,695
Related party deferred revenue	(1,692)	(553)
Accounts payable	(77,537)	205
Accrued liabilities	9,738	2,113
Due to customer	4,209	—
Lease assets and liabilities	(8,757)	39
Sales and use tax payable	—	(1,568)
Other assets	—	(5,972)
CASH FLOW (USED IN) PROVIDED BY OPERATING ACTIVITIES	(75,890)	4,517
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(54,798)	(32,591)
Proceeds from sale of assets	25,000	—
Finance lease prepayments	(2,808)	(7,560)
Purchases of investments	—	(390)
CASH FLOW USED IN INVESTING ACTIVITIES	(32,606)	(40,541)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(26,049)	(4,849)
Borrowings of long-term debt	105,000	3,750
Borrowings of related party debt	—	3,000
Repayment of long-term debt	(5,886)	(3,463)
Repayment of related party debt	—	(39,257)
Payment of deferred financing costs	(8,484)	—
Proceeds from issuance of common stock, net of costs	31,590	64,482
Common stock issuance costs	(44)	—
Proceeds from issuance of preferred stock	60,726	—
Preferred stock issuance costs	(5,444)	—
Dividends issued on preferred stock	(44)	—
Proceeds from issuance of SAFE agreement included in long-term debt	12,000	—
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	163,365	23,663

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	54,869	(12,361)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	31,688	43,574
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$86,557	$31,213

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited) continued

	Three Months Ended
	August 31, 2024	August 31, 2023
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$5,511	$1,839

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	$—	$10,272
Finance right-of-use assets obtained by lease obligation	$13,305	$46,952
Property and equipment in accounts payable and accrued liabilities	$116,440	$6,729
Conversion of debt to common stock	$56,201	$—
Extinguishment of non-controlling interest	$—	$9,765
Loss from legal settlement	$—	$2,300
Issuance of warrants, at fair value	$36,479	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands, except percentage data)

	Three Months Ended
$ in thousands	August 31, 2024	August 31, 2023
Adjusted operating (loss) income
Operating income (loss) (GAAP)	$9,483	$(7,368)
Stock-based compensation	(3,072)	5,641
Non-recurring repair expenses (1)	32	—
Diligence, acquisition, disposition and integration expenses (2)	2,888	10
Litigation expenses (3)	407	381
Research and development expenses (4)	36	184
Gain on classification of held for sale	(24,808)	—
Loss on abandonment of assets	628	—
Accelerated depreciation and amortization (5)	45	152
Loss on legal settlement	—	2,300
Other non-recurring expenses (6)	38	307
Adjusted operating (loss) income (Non-GAAP)	$(14,323)	$1,607
Adjusted operating margin	(24)%	4%

Adjusted net loss attributable to Applied Digital Corporation
Net loss attributable to Applied Digital Corporation (GAAP)	$(4,247)	$(11,457)
Stock-based compensation	(3,072)	5,641
Non-recurring repair expenses (1)	32	—
Diligence, acquisition, disposition and integration expenses (2)	2,888	10
Litigation expenses (3)	407	381
Research and development expenses (4)	36	184
Gain on classification of held for sale	(24,808)	—
Accelerated depreciation and amortization (5)	45	152
Loss on abandonment of assets	628	—
Loss on change in fair value of debt	6,422	—
Loss on extinguishment of debt	—	2,353
Loss on legal settlement	—	2,300
Other non-recurring expenses (6)	38	307
Adjusted net loss attributable to Applied Digital Corporation (Non-GAAP)	$(21,631)	$(129)
Adjusted net loss attributable to Applied Digital Corporation per diluted share (Non-GAAP)	$(0.15)	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited) continued
(In thousands, except percentage data)

	Three Months Ended
$ in thousands	August 31, 2024	August 31, 2023
EBITDA and Adjusted EBITDA
Net loss attributable to Applied Digital Corporation (GAAP)	$(4,247)	$(11,457)
Interest expense, net	7,308	2,133
Income tax expense (benefit)	—	—
Depreciation and amortization (5)	34,361	8,012
EBITDA (Non-GAAP)	37,422	(1,312)
Stock-based compensation	(3,072)	5,641
Non-recurring repair expenses (1)	32	—
Diligence, acquisition, disposition and integration expenses (2)	2,888	10
Litigation expenses (3)	407	381
Research and development expenses (4)	36	184
Gain on classification of held for sale	(24,808)	—
Loss on abandonment of assets	628	—
Loss on change in fair value of debt	6,422	—
Loss on extinguishment of debt	—	2,353
Loss on legal settlement	—	2,300
Other non-recurring expenses (6)	38	307
Adjusted EBITDA (Non-GAAP)	$19,993	$9,864

(1)Represents costs incurred in the repair and replacement of equipment at the Company's Ellendale data center hosting facility as a result of the previously disclosed power outage.
(2)Represents legal, accounting and consulting costs incurred in association with certain discrete transactions and projects.
(3)Represents non-recurring litigation expense associated with the Company’s defense of class action lawsuits and legal fees related to matters with certain former employees. The Company does not expect to incur these expenses on a regular basis.
(4)Represents specific non-recurring research and development activities related to the Company’s business expansion that the Company does not expect to incur on a regular basis.
(5)Represents the acceleration of expense related to assets that were abandoned by the Company due to operational failure or other reasons. Depreciation and amortization in this amount is included in Depreciation and Amortization expense within the Company’s calculation of EBITDA, and therefore is not added back as a management adjustment in the Company’s calculation of Adjusted EBITDA.
(6)Represents expenses that are not representative of the Company’s expected ongoing costs.